Registration No. 333-________

As filed with the United States Securities and Exchange Commission on August 12, 2011

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
__________________________________

REGAL-BELOIT CORPORATION
(Exact name of Registrant as specified in its charter)

Wisconsin	39-0875718
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
200 State Street
Beloit, Wisconsin	53511
(Address of principal executive offices)	(Zip Code)

REGAL BELOIT CORPORATION RETIREMENT SAVINGS PLAN
(Full title of the plan)

Peter C. Underwood
Vice President, General Counsel and Secretary
Regal Beloit Corporation
200 State Street
Beloit, Wisconsin 53511
(608) 364-8800
(Name, address and telephone number of agent for service)
__________________________________

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
__________________________________

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock $0.01 par value	500,000 shares	$50.97 (1)	$25,485,000 (1)	$2,959

(1)
Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average of the high and low prices for Regal Beloit Corporation Common Stock on the New York Stock Exchange on August 10, 2011.

__________________________

Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

In addition, pursuant to Rule 429 under the Securities Act of 1933, the Prospectus referred to herein also relates to Regal Beloit Corporation’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on November 12, 2008 (Reg. No. 333-155298).

MILW_

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The purpose of this Registration Statement is to register 500,000 additional shares of Common Stock, $0.01 par value per share of Regal Beloit Corporation (the “Company”) in connection with the Regal Beloit Corporation Retirement Savings Plan (the “Plan”).

Pursuant to General Instruction E of Form S-8, the contents of the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on November 12, 2008 (Reg. No. 333-155298), including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.                      Exhibits.

The exhibits filed herewith or incorporated herein by reference are set forth in the attached Exhibit Index.

The undersigned registrant hereby undertakes that it has submitted the Plan, and any amendment thereto, to the Internal Revenue Service in a timely manner and has made or will make all changes required by the Internal Revenue Service in order to continue the qualification of the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

Item 9.                      Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of Securities Act if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act of 1933;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv) Any other communication that is an offer in the offering made by the Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

MILW_

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beloit, State of Wisconsin, on this 12th day of August, 2011.

REGAL BELOIT CORPORATION

By:      /s/ Mark J. Gliebe
Mark J. Gliebe
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on or before August 12, 2011 in the capacities indicated.  Each person whose signature appears below constitutes and appoints Charles A. Hinrichs and Peter C. Underwood, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Mark J. Gliebe	President, Chief Executive Officer and Director
Mark J. Gliebe	(Principal Executive Officer)

/s/ Charles A. Hinrichs	Vice President and Chief Financial Officer
Charles A. Hinrichs	(Principal Financial Officer)

/s/ Peter J. Rowley	Vice President and Corporate Controller
Peter J. Rowley	(Principal Accounting Officer)

/s/ Henry Knueppel	Chairman of the Board
Henry Knueppel

/s/ Stephen M. Burt	Director
Stephen M. Burt

/s/ Christopher L. Doerr	Director
Christopher L. Doerr

/s/ Thomas J. Fischer	Director
Thomas J. Fischer

/s/ Dean A. Foate	Director
Dean A. Foate

/s/ Rakesh Sachdev	Director
Rakesh Sachdev

/s/ Carol N. Skornicka	Director
Carol N. Skornicka

/s/ Curtis W. Stoelting	Director
Curtis W. Stoelting

MILW_1

Pursuant to the requirements of the Securities Act of 1933, as amended, the Regal Beloit Corporation Retirement Plan Committee, which administers the Regal Beloit Corporation Retirement Savings Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beloit, and the State of Wisconsin, on this 12th day of August, 2011.

REGAL BELOIT CORPORATION

RETIREMENT PLAN COMMITTEE

By:    /s/ Mark J. Gliebe
Mark J. Gliebe

By:    /s/ Henry W. Knueppel
Henry W. Knueppel

By:    /s/ Jonathan J. Schlemmer
Jonathan J. Schlemmer

By:    /s/ Charles A. Hinrichs
Charles A. Hinrichs

By:   /s/ Peter C. Underwood
Peter C. Underwood

By:    /s/ Terry R. Colvin
Terry R. Colvin

By:    /s/ Dennis J. Mikulecky
Dennis J. Mikulecky

By:    /s/ Ronn L. Claussen
Ronn L. Claussen

By:    /s/ Lyle K. Mathwich
Lyle K. Mathwich

The foregoing persons are a majority of the members of the Regal Beloit Corporation Retirement Plan Committee, which is the administrator of the Regal Beloit Corporation Retirement Savings Plan

MILW_

EXHIBIT INDEX

Exhibit Number	Exhibit Description

(4.1)
Articles of Incorporation of Regal Beloit Corporation, as amended through April 20, 2007.  [Incorporated by reference to Exhibit 3.1 to Regal Beloit Corporation’s Current Report on Form 8-K dated April 20, 2007 (File No. 001-07283)]

(4.2)	Amended and Restated Bylaws of Regal Beloit Corporation. [Incorporated by reference to Exhibit 3.2 to Regal Beloit Corporation’s Current Report on Form 8-K dated April 20, 2007 (File No. 001-07283)]

(5)	Opinion of Peter C. Underwood, Vice President, General Counsel and Secretary of Regal Beloit Corporation.

(23.1)	Consent of Deloitte & Touche LLP.

(23.2)	Consent of Peter C. Underwood (contained in Exhibit (5)).

(24)	Powers of Attorney (included on the signature page to this Registration Statement).

MILW_